Exhibit 10.3

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is made and entered into as of October 29, 2012 by Gulf United Energy, Inc., a Nevada corporation (the “Debtor”), in favor of Sydson Oil & Gas Investments, LLC, a Delaware limited liability company (“Sydson”), in its capacity as Administrative Agent (herein called “Secured Party”) pursuant to the Intercreditor Agreement, dated as of the date hereof, for the benefit of itself and the Investors that are parties to the Purchase Agreement (defined below), together with other investors that join the Purchase Agreement pursuant to a Joinder Agreement, as defined therein, (each an “Investor” and collectively the “Investors”).

W I T N E S S E T H:

WHEREAS, on the date hereof, the Investors have purchased convertible notes issued by the Debtor and other investors or the Investors, through a certain time period described in the Purchase Agreement, may purchase additional convertible notes in an aggregate principal amount of up to $4,400,000 (such notes, together with any notes or other securities issued in exchange or substitution therefor or in addition or replacement thereof, and as any of the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, collectively, the “Notes”), which obligations under the Notes are guaranteed by Gulf United Energy de Colombia Ltd., a company organized under the laws of the British Virgin Islands and a wholly-owned subsidiary of Gulf (“BVI Colombia”), Gulf United Energy de Cuenca Trujillo Ltd., a company organized under the laws of the British Virgin Islands and a wholly-owned subsidiary of Gulf (“BVI Peru”, together with BVI Colombia, the “BVI Subs”, and together with Gulf, each a “Company” and collectively, the “Companies”), pursuant to the guaranty agreements (each a “Guaranty” and collectively, the “Guaranties”);

WHEREAS, in purchasing such Notes, the Investors have made or will make certain financial accommodations to the Companies pursuant to a Purchase Agreement, dated as of the date hereof, among the Companies, Secured Party and the Investors (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”);

WHEREAS, the Secured Party, Investors and Companies are parties to that certain Intercreditor Agreement, dated as of the date hereof, (as amended, supplemented, restated or otherwise modified from time to time, the “Intercreditor Agreement”) to govern, among other things, the rights of the Investors regarding the Secured Obligations and the Collateral (each defined below); and

WHEREAS, Debtor will derive substantial benefit and advantage from the financial accommodations to the Companies set forth in the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Purchase Agreement and the Uniform Commercial Code in effect in the State of Texas on the date hereof (the “UCC”).

2. Grant of Security Interest.  To secure the prompt payment and performance in full when due, whether by lapse of time or otherwise, of the aggregate amount of the Notes, and payment and performance of all of the other Secured Obligations (as defined below), the Debtor hereby pledges, hypothecates, assigns, transfers, sets over, and delivers to Secured Party, and grants to Secured Party a first priority lien on, and security interest in, and charge on (the “Security Interest”) any and all right, title and interest of the Debtor in and to the following, whether now owned or existing or whether owned, acquired, or arising hereafter (collectively, the “Collateral”):

(a) BVI Peru Equity Interests.  All ordinary shares of BVI  Peru presently owned or hereinafter acquired, either directly or indirectly, by the Debtor, representing 100% of the issued and outstanding ordinary shares of BVI Peru (the “Equity Interests”), and, whether or not evidenced or represented by any stock certificate, certificated security or other instrument, all certificates representing same, and all rights, benefits, and privileges of Debtor as a shareholder of BVI Peru, and all rights, benefits, and privileges associated with the Equity Interests, including rights to profits, distributions, return of capital, and voting rights;

(b) All accounts and rights now or hereafter attributable to the Equity Interests and all rights, benefits, and privileges of Debtor now or hereafter arising under BVI Peru’s governing documents by which BVI Peru was formed, as the same may be amended from time to time (but without affecting Debtor’s obligations prohibiting such action under this Agreement or the other Transaction Documents), including, without limitation, all distributions (whether in the nature of securities, cash, other monies, or property), profits, return of capital, increases, proceeds, fees, preferences and payments in partial or complete liquidation or redemption, and other rights or benefits of whatever nature made with respect to or attributable to the Equity Interests or which Debtor is now or may hereafter become entitled to receive or exercise with respect to any of the Equity Interests;

(c) All subscriptions, warrants, options, and any other rights issued by BVI Peru or any other person whatsoever upon or in connection with the Equity Interests or any part of the property described in this Section 2;

(d) All cash, securities, instruments, documents, dividends, increases, distributions and profits received as a result of reclassifications, readjustments, reorganizations, mergers, consolidations, combinations, or changes in the capital structure of BVI Peru and any other property at any time and from time to time received, receivable or otherwise distributed or delivered to Secured Party, and all rights and privileges pertaining thereto;

(e) All securities hereafter delivered to Secured Party in substitution for, or in addition to any of the foregoing, or certificates representing or evidencing such securities, and all cash, securities, instruments, documents, dividends, increases, distributions and profits received therefrom, and any other property at any time and from time to time received by, receivable by or otherwise distributed or delivered to Secured Party in respect of or in exchange for any of the property described herein;

(f) All substitutes and replacements for the property described in this Section 2, and all proceeds (cash and non cash) arising out of the sale, assignment, exchange, liquidation, collection or other disposition of all or any portion of the Equity Interests, or the assets of BVI Peru, or the other property described in this Section 2, and further including, without limitation, proceeds in the accounts, chattel paper, instruments, documents, consumer goods, inventory and equipment;

(g) All books and records of Debtor pertaining to any of the above; and

(h) All rights, powers and privileges under, and in and to, the foregoing.

3. Security for Secured Obligations.  The Security Interest created hereby in the Collateral constitutes continuing collateral security for the following obligations (collectively, the “Secured Obligations”): (a) the aggregate principal amount, interest and other payment obligations due, or which may  become due, under the Notes, (b) all other monetary and non-monetary obligations and liabilities of the Companies to the Secured Party and the Investors under the Purchase Agreement and the other Transaction Documents, including, without limitation, the Guaranties, and including Curative Actions consisting of the payment of money, and (c)  all other obligations and liabilities of the Companies to the Secured Party under this Agreement and the other Transaction Documents (as each such Transaction Document may be amended, restated, modified and/or supplemented), whether now existing or hereafter arising, direct or indirect, liquidated or unliquidated, absolute or contingent, due or not due and whether under, pursuant to or evidenced by a note, agreement, guaranty, instrument or otherwise (in each case, irrespective of the genuineness, validity, regularity or enforceability of such Secured Obligations, or of any instrument evidencing any of the Secured Obligations or of any collateral therefor or of the existence or extent of such collateral, and irrespective of the allowability, allowance or disallowance of any or all of such Secured Obligations in any case commenced by or against the Debtor under Title 11, United States Code, including, without limitation, obligations of the Debtor for post-petition interest, fees, costs and charges that would have accrued or been added to the Secured Obligations but for the commencement of such case).

4. Delivery of the Collateral.  The Debtor hereby agrees that:

(a) Delivery of Certificates.  The Debtor shall deliver to the Secured Party or its designee (i) all certificates and instruments representing or evidencing the Equity Interests presently owned by the Debtor and (ii) promptly upon the receipt by the Debtor, all certificates and instruments representing or evidencing the Equity Interests that are hereinafter received, whether directly or indirectly, by the Debtor.  Prior to delivery to the Secured Party or its designee, all such certificates and instruments constituting the Equity Interests shall be held in trust by the Debtor for the benefit of the Secured Party pursuant hereto.  All such certificates shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank in form and content satisfactory to Debtor and Secured Party.  To the extent that the Equity Interests are not certificated, Secured Party shall have been provided with evidence that BVI Peru has agreed to comply with instructions originated by Secured Party without further consent by Debtor, all in form and substance satisfactory to Secured Party such that Secured Party shall have “control” thereof (as defined in Section 8.106 of the UCC or other sections thereof).

(b) Additional Securities.  If the Debtor shall receive by virtue of it being or having been the owner of the Collateral, any (i) share certificate or other certificate representing ordinary shares, including without limitation, any certificate representing a dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares or other equity interests, share splits, spin-off or split-off, promissory notes or other instruments; (ii) option or right, whether as an addition to, substitution for, or an exchange for, the Collateral or otherwise; (iii) dividends payable in securities; or (iv) distributions of securities in connection with a partial or total liquidation, dissolution or reduction of capital, capital surplus or paid-in surplus, then the Debtor shall receive such certificate, instrument, option, right, dividend or distribution in trust for the benefit of the Secured Party, shall segregate it from the Debtor’s other property and shall promptly deliver it to the Secured Party in the exact form received together with any necessary endorsement and/or appropriate transfer power, duly executed in blank, to be held by the Secured Party as Collateral and as further collateral security for the Secured Obligations.

(c) Financing Statements.  The Debtor authorizes the Secured Party to file all such necessary financing statements pursuant to the UCC and all other applicable financing statements, filings, documents and registrations, as may be reasonably requested by the Secured Party in order to perfect and protect and enforce the Security Interest created hereby in the Collateral under applicable law.

(d) Documentation under British Virgin Island Law.  In addition to the foregoing, the Debtor shall deliver to the Secured Party the following (on the date hereof, unless otherwise set forth below) in form and substance acceptable to the Secured Party as security in accordance with the terms of this Agreement:

(i)	an executed and undated letter of resignation from each director of BVI Columbia in form and content satisfactory to Debtor and Secured Party;

(ii)	a signed, undated shareholder proxy and power in favor of the Secured Party in form and content satisfactory to Debtor and Secured Party;

(iii)
a certified true copy of the resolution passed by BVI Peru on or before the date hereof amending, to the extent necessary, BVI Peru memorandum and/or articles of association in form and content satisfactory to Debtor and Secured Party with evidence to the reasonable satisfaction of the Secured Party that an extract of such resolutions and/or an amended and restated version of the BVI Peru memorandum and/or articles of association has been filed at the Registry of Corporate Affairs in the British Virgin Islands (the “Registry”);

(iv)	a blank signed and undated transfer power in respect of the Equity Interests in form and content satisfactory to Debtor and Secured Party;

(v)
cause BVI Peru to execute the acknowledgement and undertaking in form and content satisfactory to Debtor and Secured Party and within three (3) business days from the date hereof, provide an executed original thereof to the Secured Party; and

(vi)	a fully executed Notice of Pledge in the form set forth in Annex A hereto.

5. Other Obligations of the Debtor.

(a) Waiver.  The Debtor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Secured Obligations and this Agreement and any requirement that the Secured Party exhaust any right or take any action against the Companies or any other Person or any collateral.

(b) Subrogation.  The Debtor will not exercise any rights which the Debtor may acquire by way of subrogation under this Agreement, by any payment made hereunder or otherwise until all the Secured Obligations shall have been paid and performed in full (other than indemnification and other contingent obligations which by their terms survive termination of the Purchase Agreement and the other Transaction Documents).  If any amount shall be paid to the Debtor on account of such subrogation rights at any time when all the Secured Obligations shall not have been paid in full (other than indemnification and other contingent obligations which by their terms survive termination of the Purchase Agreement and the other Transaction Documents), such amount shall be held in trust for the benefit of the Secured Party and shall forthwith be paid to the Secured Party to be credited and applied upon the Secured Obligations, whether matured or unmatured, in any order which it may, in its discretion, elect.  If (i) the Debtor shall make payment to the Secured Party of all or any part of the Secured Obligations and (ii) all the Secured Obligations shall be paid in full (other than indemnification and other contingent obligations which by their terms survive termination of the Purchase Agreement and the other Transaction Documents), the Secured Party will, at the Debtor’s request, execute and deliver to the Debtor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Debtor of an interest in the Secured Obligations resulting from such payment by the Debtor.

6. Representations and Warranties.  The Debtor hereby represents and warrants to the Secured Party that as of the date hereof:

(a) Authorization of the Equity Interests.  The Equity Interests are duly authorized and validly issued, are fully paid and nonassessable and are not subject to the preemptive rights of any Person.  All other ordinary shares constituting Collateral will be duly authorized and validly issued, fully paid and nonassessable and not subject to the preemptive rights of any Person.

(b) Title.  The Debtor has good and indefeasible title to the Collateral and is and will at all times be the legal and beneficial owner of such Collateral free and clear of any attachments, levies, taxes, liens, security interests, hypothecations and encumbrances of every kind and nature (“Liens”).  There exists no “adverse claim” within the meaning of Section 8.102 of the UCC with respect to the Equity Interests.

(c) Exercising of Rights.  So long as done in accordance with laws affecting the offering and sale of securities and the UCC or other relevant law in the applicable jurisdiction, and in accordance with the applicable provisions under the applicable Joint Operating Agreement covering or related to Block Z-46, as may be amended from time to time (“Peruvian JOA”), or the Peruvian Farmout Agreement (as defined in the Purchase Agreement), the exercise by the Secured Party of its rights and remedies hereunder will not violate any material contractual restriction binding on or affecting the Debtor, the Collateral or any of the Debtor’s other property or any law or governmental regulation.

(d) Debtor’s Authority.  No authorization, approval or action by, and no notice or filing with any governmental authority or with the issuer of any Equity Interests is required for the pledges made by the Debtor or for the granting of the Security Interest by the Debtor pursuant to this Agreement; provided, however, that certain filings, including, without limitation, the execution and delivery of a transfer power regarding the Equity Interests, BVI Peru board resignation letters and a proxy in favor of Secured Party to vote the Equity Interests, are required for the exercise by the Secured Party of its rights and remedies hereunder and the enforcement of the Security Interest under the laws of the British Virgin Islands.

(e) Security Interest/Priority.  This Agreement creates a valid first priority Security Interest and charge in favor of the Secured Party in the Collateral under the UCC.  The taking possession by the Secured Party of the certificates representing the Equity Interests, or, if the Equity Interests are not certificated, the filing of a UCC financing statement with the Secretary of State of Nevada, will perfect and establish the first priority of the Secured Party’s Security Interest in the Equity Interests.

(f) Litigation.  There are no pending or, to Debtor’s knowledge, threatened actions or proceedings before any court, judicial body, administrative agency or arbitrator which may materially adversely affect the Collateral;

(g) Power and Authority.  The Debtor has the requisite power and authority to enter into this Agreement and any related documents, perform its obligations hereunder and thereunder and to pledge and assign the Collateral to the Secured Party in accordance with the terms of this Agreement and in accordance with the governing documents of BVI Peru, and that, after giving effect to the delivery of the Notice of Pledge to BVI Peru as set forth on Annex A attached hereto, all provisions of Debtor’s or BVI Peru’s governing documents have been fully complied with and that the provisions of such governing documents in no way affect the efficacy or enforceability of this Agreement or Debtor’s obligations under this Agreement;

(h) Transfer Restrictions.  There are no provisions contained in the certificate of incorporation or by-laws (or equivalent organizational documents) of the Debtor or BVI Peru, or any other documents or agreements (other than as set forth in the JOA and the Peruvian Farmout Agreement), that impose any form of restriction on the transfer of the Equity Interests which have not otherwise been enforceably and legally waived by the necessary parties;

(i) Securities Laws.  None of the shares of the Equity Interests have been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject;

(j) Grant of Security Interest.  The pledge and assignment of the Equity Interests and the grant of a Lien in the Collateral under this Agreement vest in the Secured Party all rights of the Debtor in the Collateral as contemplated by this Agreement; and

(k) Principal Addresses; Legal or Other Names. The location of Debtor’s chief executive office and locations where records with respect to Collateral are kept (including in each case the county of such locations) is in Houston, Harris County, Texas.

7. Covenants.  The Debtor hereby covenants that so long as any of the Secured Obligations remain outstanding (other than indemnification and other contingent obligations which by their terms survive termination of the Purchase Agreement and the other Transaction Documents) or any Transaction Document is in effect, the Debtor shall:

(a) Books and Records.  Mark its books and records (and shall cause BVI Peru to mark its books and records) to reflect the Security Interest granted to the Secured Party pursuant to this Agreement and the other Transaction Documents, including entering particulars of the share pledge in the share register of BVI Peru, and to take all necessary steps to immediately reflect the Security Interest granted to the Secured Party pursuant to this Agreement in the Registry.

(b) Defense of Title.  Warrant and defend title to and ownership of the Collateral at its own reasonable expense against the claims and demands brought against the Secured Party and/or Debtor by any other parties claiming an interest therein, keep the Collateral free from all Liens, and not sell, exchange, transfer, convey, assign, lease or otherwise dispose of its rights in or to the Collateral or any interest therein nor create, incur or permit to exist any Lien whatsoever with respect to any of the Collateral or the proceeds thereof other than that created hereby or as otherwise permitted by the Purchase Agreement.

(c) Defend Against Claims.  At its reasonable expense, defend the Secured Party’s right, title and security interest in and to the Collateral against the claims of any other party.

(d) Additional Equity Interests.  Not consent to or approve the issuance to the Debtor or any other person of (i) any additional shares of any class of ordinary shares or other equity interests of BVI Peru, (ii) any securities convertible either voluntarily by the holder thereof or automatically upon the occurrence or nonoccurrence of any event or condition into, or any securities exchangeable for, ordinary shares of BVI Peru or (iii) any warrants or options of any nature of BVI Peru.

(e) Further Assurances.  Promptly execute and deliver at its expense all further instruments and documents, cooperate with Secured Party in all respects and take all further action that may be reasonably necessary and desirable or that the Secured Party may reasonably request in order to (i) perfect and protect the Security Interest created hereby in the Collateral (including, without limitation, any and all action necessary to satisfy the Secured Party that the Secured Party has obtained a first priority perfected Security Interest in the Equity Interests); (ii) enable the Secured Party to exercise and enforce hereunder with respect to its rights and remedies relating to the Collateral; and (iii) otherwise effect the purposes of this Agreement, including, without limitation and if requested by the Secured Party, delivering to the Secured Party irrevocable proxies with respect to the Collateral, which irrevocable proxies will be strictly and only used for the purpose of allowing the Secured Party to perfect and protect the Security Interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to the Collateral (but only in accordance with the terms of this Agreement following the occurrence and continuance of an Event of Default).  The Debtor shall cause BVI Peru to acknowledge in writing its receipt and acceptance thereof.  Such acknowledgement shall instruct BVI Peru to follow instructions from the Secured Party without any Debtor’s consultation or consent.  Debtor agrees to take, and authorizes Secured Party to take on Debtor’s behalf, at any time when an Event of Default has occurred and is continuing any or all of the following actions with respect to any Equity Interests as Secured Party shall deem necessary to perfect the security interest and pledge created hereby or to enable Secured Party to enforce its rights and remedies hereunder: (A) to register in the name of the Investors the Equity Interests; (B) to endorse in the name of the Investors any Equity Interests issued in certificated form; and (C) by book entry or otherwise, identify as belonging to the Investors a quantity of securities that constitutes all or part of the Equity Interests registered in the name of the Investors.  Notwithstanding the foregoing, Debtor agrees that the Equity Interests which are not in certificated form or are otherwise in book-entry form shall be held for the account of the Investors.

(f) Contractual Rights in Peruvian Interest.  Agree and acknowledge that any time, Secured Party’s enforcement of its rights and remedies regarding the Collateral hereunder may cause a change of control or such other adverse effect regarding ownership of the Equity Interests, and such enforcement may adversely affect the terms and conditions under the Peruvian Farmout Agreement, the Peruvian License regarding Block Z-46 between Perupetro S.A. and SK Innovation, Sucursal Peruana, and the other agreements related thereto.  In such event, Debtor will, and will cause BVI Peru to, (x) immediately take any and all actions reasonably requested by Secured Party or its designee to protect, retain and preserve all ownership and contract rights of BVI Peru in and to the Peruvian Interest (as defined in the Purchase Agreement) under the foregoing documents and to secure any necessary consents or approvals in relation thereto, (y) immediately take any and all actions reasonably requested by Secured Party or its designee to work with SK Innovation, Sucursal Peruana and Perupetro S.A. in order to facilitate and accomplish the foregoing, and (z) refrain from taking any action to oppose, delay or otherwise hinder the efforts of Secured Party or its designee to protect, retain and preserve all ownership and contract rights of BVI Peru in and to the Peruvian Interest under the foregoing documents and to secure any necessary consents in relation thereto.

(g) Amendments.  Not make or consent to any amendment or other modification or waiver with respect to any of the Collateral or the governing documents of BVI Peru or enter into any agreement or allow to exist any restriction with respect to any of the Collateral other than pursuant hereto, including, without limitation, any amendment that would (i) impair the Collateral or adversely affect in any respect the rights, privileges, benefits and security interests provided to or intended to be provided to the Secured Party or (ii) that in any way adversely affects the perfection of the Security Interest of the Secured Party in the Collateral.  Debtor shall not permit BVI Peru to modify its governing documents in a manner which would affect the voting, liquidation, preference or other rights of a holder of the Equity Interests in a manner adverse to Secured Party’s interests.

(h) Compliance with Securities Laws.  File all reports and other information now or hereafter required to be filed by the Debtor with the United States Securities and Exchange Commission and any other state, federal or foreign agency, including all such agencies under the laws of the British Virgin Islands, in connection with the ownership of the Collateral.

(i) Application of Distributions.  At all times following the occurrence and during the continuance of an Event of Default, distribute to Secured Party any cash dividends or distributions received in respect of the Equity Interests, and all such amounts shall be immediately utilized by the Secured Party to repay the Notes and other obligations of the Companies to the Investors.

(j) Payment of Liabilities.  Debtor will pay all tax liabilities, assessments and governmental charges or levies in excess of $2 in the aggregate upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by Debtor.

(k) Additional Documentation.  Debtor shall:

(i)
cause to be made on BVI Peru’s register of shareholders (as held at BVI Peru’s registered office, containing the names and addresses of the persons who hold shares in BVI Peru, the number of each class and series of shares held by each shareholder, the date on which the name of each shareholder was entered in the register of shareholders, and the date on which any eligible person ceased to be a shareholder of BVI Peru, the “Register of Members”), an annotation to include details of the pledge created by this Agreement; and

(ii)	for so long as any Secured Obligations remain outstanding forthwith and from time to time deposit with the Secured Party:

(x)
all original share certificates and any other documents of title relating to the Equity Interests (which for the avoidance of doubt includes all share certificates and other documents of title relating to any shares in BVI Peru acquired by the Debtor after the date of this Agreement); and

(y)	an executed and undated letter of resignation from each newly appointed director of BVI Peru by the Debtor in form and content satisfactory to Debtor and Secured Party.

8. Advances by the Secured Party. Upon the occurrence and during the continuance of an Event of Default, the Secured Party may, at its sole option and in its sole discretion, take all such action as it deems appropriate and in so doing may expend such sums as the Secured Party may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures which the Secured Party may make for the protection of the Collateral hereof or which may be compelled to make by operation of law.  All such sums and amounts so expended shall be reimbursed by the Debtor promptly upon timely notice thereof and demand therefore and shall constitute additional Secured Obligations.  No such performance of any covenant or agreement by the Secured Party on behalf of the Debtor, and no such advance or expenditure therefor, shall relieve the Debtor of any default under the terms of this Agreement or the other Transaction Documents.  The Secured Party may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by the Debtor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

9. Events of Default.  As used herein “Event of Default” shall mean (i) an Event of Default as defined in the Notes or (ii) this Agreement shall for any reason cease to be in full force and effect or cease to give the Secured Party the liens, rights, powers and privileges purported to be created hereby.

10. Remedies.

(a) Demand Payment.  Upon the occurrence and during the continuance of an Event of Default, the Secured Party may declare all or part of the Secured Obligations immediately due and payable and enforce payment of the same by Debtor; provided that any partial payments by Debtor of the Secured Obligations shall not be deemed to be a payment in full of such amount, or an accord and satisfaction of such amount, or a waiver by Secured Party of any of its rights or remedies hereunder.

(b) General Remedies.  Upon the occurrence and during the continuance of an Event of Default, the Secured Party shall have, in respect of the Collateral, subject to the terms of the Intercreditor Agreement, in the Transaction Documents or by law, the rights and remedies of a secured party under the UCC or any other applicable law.  In addition, the Secured Party may exercise all rights with respect to the Collateral including, without limitation, all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any shares of the Collateral as if it were the absolute owner thereof, including, but without limitation, the right to exchange, at its discretion, any or all of the Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, or upon the exercise by the issuer of any right, privilege or option pertaining to any of the Collateral, and, in connection therewith, to deposit and deliver any and all of the Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine, all without liability except to account for property actually received by it.

(c) Transfer and Sale of Collateral.  Upon the occurrence and during the continuance of an Event of Default, without limiting the generality of this Section and without notice, the Secured Party may, in its sole discretion and subject to the terms of the Intercreditor Agreement, sell or otherwise dispose of or realize upon the Collateral, or any part thereof, in one or more parcels, at public or private sale, at any exchange or broker’s board or elsewhere, at such price or prices and on such other terms as the Secured Party may deem commercially reasonable, for cash, credit or for future delivery or otherwise in accordance with applicable law.  To the extent permitted by law, the Secured Party may in such event bid for the purchase of such securities.  The Debtor agrees that, to the extent notice of sale shall be required by law and has not been waived by such Debtor, any requirement of reasonable notice shall be met if notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to the Debtor, in accordance with the notice provisions of the Purchase Agreement at least ten (10) days before the time of such sale.  The Secured Party shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given.  The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  At any such sale, unless prohibited by applicable law, the Secured Party may bid for and purchase the whole or any part of the Collateral so sold free from any such right or equity of redemption.  All moneys received by the Secured Party hereunder, whether upon sale of the Collateral or any part thereof or otherwise, shall be held by the Secured Party and applied by it as provided in Section 15 hereof.  No failure or delay on the part of the Secured Party in exercising any rights hereunder shall operate as a waiver of any such rights nor shall any single or partial exercise of any such rights preclude any other or future exercise thereof or the exercise of any other rights hereunder.  The Secured Party shall have no duty as to the collection or protection of the Collateral or any income thereon nor any duty as to preservation of any rights pertaining thereto, except to apply the funds in accordance with the requirements of Section 15 hereof.  The Secured Party may exercise its rights with respect to property held hereunder without resort to other security for or sources of reimbursement for the Secured Obligations.  In addition to the foregoing, Secured Party shall have all of the rights, remedies and privileges of a secured party under the UCC regardless of the jurisdiction in which enforcement hereof is sought.

(d) Private Sale.  The Debtor recognizes that the Secured Party may be unable to effect (or to do so only after delay which would adversely affect the value that might be realized from the Collateral) or may deem it impracticable to effect a public sale of all or any part of the Equity Interests constituting the Collateral and that the Secured Party may, therefore, determine to make one or more private sales of any such collateral to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof.  The Debtor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and that the Secured Party shall have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933, as amended.  The Debtor further acknowledges and agrees that any offer to sell such securities which has been made privately in the manner described above shall be deemed to involve a “public sale” under the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act of 1933, as amended, and the Secured Party may, in such event, bid for the purchase of such securities.

(e) Retention of Collateral.  Without limiting the application of, and Secured Party’s rights under Section 7(i) of this Agreement, in addition to the rights and remedies hereunder, upon the occurrence and during the continuance of an Event of Default, the Secured Party may, after providing the notices required by Section 9.620 of the UCC, and obtaining consent of Debtor, which consent shall not be unreasonably withheld, or otherwise complying with the requirements of applicable law of the relevant jurisdiction, retain all or any portion of the Collateral in satisfaction of the Secured Obligations.  Unless and until the Secured Party shall have provided such notices, however, the Secured Party shall not be deemed to have retained the Collateral in satisfaction of any Secured Obligations for any reason.

(f) Set Off.  Upon the occurrence and during the continuance of an Event of Default, the Secured Party may apply and set-off (i) any deposits of Debtor held by Secured Party or the Investors, (ii) all claims of Debtor against Secured Party or the Investors, now or hereafter existing (iii) any other property, rights or interests of Debtor which come into the possession or custody or under the control of Secured Party or the Investors and (iv) the proceeds of any of the foregoing as if the same were included in the Collateral.  Secured Party agrees to notify Debtor promptly after any such set off or application; provided that the failure of Secured Party to provide any such notice shall not affect the validity of such set-off or application.  The rights of Secured Party under this Section 10(f) are in addition to any other rights and remedies, including, without limitation, any other rights of set-off.

(g) Voting and Admission.  In addition to, and notwithstanding the forgoing, upon the occurrence and during the continuance of an Event of Default, Secured Party may take all necessary steps in order to (x) exercise the voting rights related to the Equity Interests, (y) take assignment of all or any portion of the Equity Interests in connection with any foreclosure or any transaction(s) entered into in lieu of or in connection with a foreclosure, and/or (z) be admitted as an equity owner of BVI Peru, with all attendant rights thereto, without the taking of any further action by any Person, except as required by BVI Peru’s governing documents and the BVI Business Companies Act, 2004.

(h) Completion of Documents.  Upon the occurrence and during the continuance of an Event of Default, the Secured Party may:

(i)	complete the blank, signed and undated transfers;

(ii)	cause to be dated each undated letter of resignation from each director; and

(iii)	date the undated shareholder power and proxy,

delivered to it pursuant to this Agreement.

(i) Cumulative Rights.  Debtor further agrees that the rights and remedies of Secured Party under this Agreement are cumulative with and not exclusive of any other rights or remedies which it may have under the other Transaction Documents or applicable law.

11. Release of Collateral.  The Secured Party may release any of the Collateral from this Agreement or may substitute any of the Collateral for other Collateral without altering, varying or diminishing in any way the force, effect or Lien of this Agreement as to any Collateral not expressly released or substituted, and this Agreement shall continue as a first priority Lien on all Collateral not expressly released or substituted.

12. Waiver of Marshaling.  The Debtor hereby waives any right to compel any marshaling of any of the Collateral.

13. No Waiver.  Any and all of the Secured Party’s rights with respect to the rights granted under this Agreement shall continue unimpaired, and the Debtor shall be and remain obligated in accordance with the terms hereof, notwithstanding (a) the bankruptcy, insolvency or reorganization of the Debtor, (b) the release or substitution of any item of the Collateral at any time, or of any rights or interests therein, or (c) any delay, extension of time, renewal, compromise or other indulgence granted by the Secured Party in reference to any of the Secured Obligations.  The Debtor hereby waives all notice of any such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consents to be bound hereby as fully and effectively as if the Debtor had expressly agreed thereto in advance.  No delay or extension of time by the Secured Party in exercising any power of sale, option or other right or remedy hereunder, and no failure by the Secured Party to give notice or make demand, shall constitute a waiver thereof, or limit, impair or prejudice the Secured Party’s right to take any action against any Debtor or to exercise any other power of sale, option or any other right or remedy.

14. Expenses.  The Collateral shall secure, and the Debtor shall pay to the Secured Party on demand, from time to time, all reasonable costs and expenses (including but not limited to, reasonable attorneys’ fees and costs, taxes, and all transfer, recording, filing and other charges) of, or incidental to, the custody, care, transfer, administration of the Collateral or any other collateral, or in any way relating to the enforcement, protection or preservation of the rights or remedies of the Secured Party under this Agreement or with respect to any of the Secured Obligations.

15. Rights of the Secured Party.

(a) Power of Attorney.  The Debtor hereby designates and appoints the Secured Party and each of its designees or agents as attorney-in-fact of the Debtor, irrevocably and with power of substitution, with authority to take any or all of the following actions, which power of attorney shall become effective upon the occurrence and during the continuance of an Event of Default:

(i)	to demand, collect, settle, compromise, adjust and give discharges and releases concerning the Collateral, all as the Secured Party may reasonably determine;

(ii)	to commence and prosecute any actions at any court for the purposes of collecting any of the Collateral and enforcing any other right in respect thereof;

(iii)	to defend, settle or compromise any action brought and, in connection with the Collateral, give such discharge or release as the Secured Party may deem reasonably appropriate;

(iv)	to pay or discharge taxes or Liens levied or placed on or threatened against the Collateral;

(v)
to direct any parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Secured Party or as the Secured Party shall direct;

(vi)	to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral;

(vii)	to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Collateral;

(viii)	to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Secured Party may deem reasonably appropriate;

(ix)
to execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, pledge agreements, affidavits, notices and other agreements, instruments and documents that the Secured Party may determine necessary in order to perfect and maintain the Security Interests granted in this Agreement and in order to fully consummate all of the transactions contemplated therein;

(x)
to exchange any of the Collateral or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Secured Party may determine;

(xi)
to vote for a shareholder, or to sign an instrument in writing, sanctioning the transfer of any or all of the Collateral into the name of the Secured Party or into the name of any transferee to whom the Collateral or any part thereof may be sold pursuant to Section 10 hereof; and

(xii)	to do and perform all such other acts and things as the Secured Party may reasonably deem to be necessary, proper or convenient in connection with the Collateral.

This power of attorney is a power coupled with an interest and upon the occurrence and during the continuance of an Event of Default shall be irrevocable for so long as any of the Secured Obligations remain outstanding (other than indemnification and other contingent obligations which by their terms survive termination of the Purchase Agreement and the other Transaction Documents) and any Transaction Document is in effect.  The Secured Party shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Secured Party in this Agreement, and shall not be liable for any failure to do so or any delay in doing so.  The Secured Party shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct.  This power of attorney is conferred on the Secured Party solely to protect, preserve and realize upon its security interest in Collateral.

(b) Performance by the Secured Party of the Debtor’s Obligations.  If the Debtor fails to perform any agreement or obligation contained herein, the Secured Party itself may perform, or cause performance of, such agreement or obligation, and the expenses of the Secured Party incurred in connection therewith shall be payable by the Debtor pursuant to Section 8 hereof.

(c) Assignment by the Secured Party.  The Secured Party may from time to time assign the Secured Obligations and any portion thereof and/or, upon and following an Event of Default, the Collateral and any portion thereof, and the assignee shall be entitled to all of the rights and remedies of the Secured Party under this Agreement in relation thereto.

(d) The Secured Party’s Duty of Care.  Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Secured Party hereunder, the Secured Party shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Debtor shall be responsible for preservation of all rights in the Collateral, and the Secured Party shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Debtor.  The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property, which shall be no less than the treatment employed by a reasonable and prudent Person in the industry, it being understood that the Secured Party shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Secured Party have or is deemed to have knowledge of such matters; or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

(e) Voting Rights in Respect of the Collateral.

(i)
So long as no Event of Default shall have occurred and be continuing, to the extent permitted by law, (i) the Debtor may exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or any other Transaction Document and (ii) shall be permitted to receive all dividends or other distributions, whether in cash or in kind, paid or other collateral to the extent permitted by the Purchase Agreement; and

(ii)
Upon the occurrence and during the continuance of an Event of Default, all rights of the Debtor to exercise the voting and other consensual rights which they would otherwise be entitled to exercise pursuant to clause (i) of this subsection (e) shall cease and all such rights shall thereupon become vested in the Secured Party which shall then have the sole right to exercise such voting and other consensual rights.

16. Application of Proceeds.  Upon the occurrence and during the continuance of an Event of Default, any payments in respect of the Secured Obligations and any proceeds of any Collateral, when received by the Secured Party in cash or its equivalent, will be applied, subject in all respects to the Intercreditor Agreement, as follows:  first, to all reasonable costs and expenses of the Secured Party (including, without limitation, reasonable attorneys’ fees and expenses) incurred in connection with the implementation and/or enforcement of this Agreement and/or any of the other Transaction Documents; second, to the principal amount of the Secured Obligations; third, to such of the Secured Obligations consisting of accrued but unpaid interest and fees; fourth, to all other amounts payable with respect to the Secured Obligations; and fifth, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

17. Costs of Counsel.  If at any time hereafter, whether upon the occurrence of an Event of Default or not, the Secured Party employs counsel to prepare or consider amendments, waivers or consents with respect to this Agreement, or to take action or make a response in or with respect to any legal or arbitral proceeding relating to this Agreement or relating to the Collateral, or to protect the Collateral or exercise any rights or remedies under this Agreement or with respect to the Collateral, then the Debtor agrees to promptly pay upon demand any and all such reasonable documented costs and expenses incurred by the Secured Party, all of which costs and expenses shall constitute Secured Obligations hereunder.

18. Continuing Agreement.

(a) This Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any Secured Obligations shall remain unpaid and outstanding (other than indemnification and other contingent obligations which by their terms survive termination of the Purchase Agreement and the other Transaction Documents).

(b) This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Secured Party as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including, without limitation, any reasonable legal fees and disbursements) incurred by the Secured Party in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

19. Amendments; Waivers; Modifications

.  This Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except in accordance with the terms of the Purchase Agreement.

20. Successors in Interest.  This Agreement shall create a continuing Lien in the Collateral and shall be binding upon the Debtor, its successors and permitted assigns and shall inure, together with the rights and remedies of the Secured Party hereunder, to the Secured Party and its successors and permitted assigns; provided, however, that the Debtor may not assign its rights or delegate its duties hereunder without the prior written consent of the Secured Party.  To the fullest extent permitted by law, the Debtor hereby releases the Secured Party and its successors and permitted assigns, from any liability for any act or omission relating to this Agreement or the Collateral, except to the extent such liability arose from the gross negligence or willful misconduct of the Secured Party.

21. Notices.  All notices required or permitted to be given under this Agreement shall be in conformance with the Purchase Agreement.

22. Counterparts.  This Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

23. Headings.  The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

24. Governing Law; Consent to Jurisdiction and Service of Process; Waiver of Jury Trial.

(a) THIS AGREEMENT AND THE OTHER DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

(b) THE DEBTOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF HARRIS, STATE OF TEXAS SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE DEBTOR, ON THE ONE HAND, AND THE SECURED PARTY, ON THE OTHER HAND, PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS.

(c) THE PARTIES HERETO DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  TO THE EXTENT NOT PROHIBITED BY LAW, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PLEDGEE AND/OR THE DEBTOR ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, ANY OTHER DOCUMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

25. Severability.  If any provision of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

26. Entirety.  This Agreement and the other Transaction Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Transaction Documents or the transactions contemplated herein and therein.

27. Survival.  All representations and warranties of each Debtor hereunder shall survive the execution and delivery of this Agreement and the other Transaction Documents.

28. Other Security.  To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real and other personal property owned by the Debtor), or by a guarantee, endorsement or property of any other Person, then the Secured Party shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence and during the continuance of any Event of Default, and the Secured Party has the right, in its sole discretion, to determine which rights, Liens or remedies the Secured Party shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or any of the Secured Party’ rights or the Secured Obligations under this Agreement or under any other of the Transaction Documents.

29. Indemnification.  Debtor agrees to indemnify, defend and hold harmless Secured Party and Investors, any and all persons controlling, controlled by or under common control with Secured Party and Investors, and all officers, attorneys, directors, shareholders, agents and employees of such persons (all of the foregoing, collectively, “Indemnitees”) from and against (a) any taxes, liabilities, obligations, losses, penalties, suits, costs, actions, judgments, claims and damages, including reasonable fees, disbursements and out-of-pocket expenses of outside counsel, and other expenses incurred in connection with the taking of action by any Indemnitee, in good faith, in respect of any transaction effected under this Agreement or in connection with the lien provided for herein, including, without limitation, any taxes payable in connection with the delivery or registration of any of the Equity Interests as provided herein, and (b) any liabilities, obligations, losses, penalties, suits, costs, actions, judgments, claims and damages, including reasonable fees, disbursements and out-of-pocket expenses of outside counsel and other expenses incurred by any Indemnitee in any litigation, proceeding or investigation, including, without limitation, any of the foregoing brought under any federal or state securities laws which is threatened, instituted or conducted by any governmental agency or instrumentality or any other person with respect to any aspect of or any transaction contemplated by or referred to in this Agreement; provided that Debtor shall not be required to indemnify any Indemnitee against any of the matters described in the preceding clause (a) or clause (b) directly arising out of such Indemnitee’s gross negligence or willful misconduct as determined by a final non-appealable decision of any court of applicable jurisdiction. The obligations of Debtor under this Section shall survive the termination of this Agreement.

30. Controlling Agreement.  With respect solely to the relative rights and obligations of the Secured Party and the Investors, and not with respect to any right or obligation of the Companies under any Transaction Document, in the event of any conflict between the provisions of this Agreement and the provisions of the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall govern and control.

31. Termination.  Subject in all respects to the terms of the Escrow Agreement and the reinstatement provisions of the Purchase Agreement, upon payment in full of the Secured Obligations, Secured Party’s rights under this Agreement, and the Security Interest created hereby and under the other Documents, shall immediately terminate and Secured Party shall (i) execute and deliver to Debtor, without recourse, representation or warranty, (A) UCC-3 termination statements (or similar documents and agreements) required to terminate all of Secured Party’s rights under this Agreement and all other Documents and (B) such other agreements and documents reasonably required to terminate, or evidence the termination of, the Security Interest created hereby and under the other Documents and (ii) return to Debtor all certificates and other Collateral to the extent the same have not been sold or otherwise disposed of or applied in accordance with the terms hereof.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered as of the day and year first above written.

DEBTOR:

GULF UNITED ENERGY, INC., a Nevada corporation

By:_______________________________
John B. Connally III
Chief Executive Officer

SECURED PARTY:

SYDSON OIL & GAS INVESTMENTS, LLC,
as Administrative Agent

By:
Michael J. Mayell
Manager

Annex A

NOTICE OF PLEDGE

October 29, 2012

Gulf United de Cuenca Trujillo Ltd.
Sea Meadow House, Blackburne Highway
PO Box 116
Road Town, Tortola,
British Virgin Islands

Gentlemen:

This is to advise you that under the terms of that certain Pledge Agreement of even date herewith (the “Pledge Agreement”), Gulf United Energy, Inc., a Nevada corporation (the “Debtor”), has granted Sydson Oil & Gas Investments, LLC, a Delaware limited liability company, in its capacity as Administrative Agent (herein called “Secured Party”) pursuant to the Intercreditor Agreement of even date hereof, for the benefit of itself and the Investors that are parties to the Purchase Agreement, together with other investors that join the Purchase Agreement pursuant to a Joinder Agreement, as defined therein,  (each an “Investor” and collectively the “Investors”) a security interest in all of its ownership interests (“Equity Interests”) in and to Gulf United de Cuenca Trujillo Ltd., a company organized and existing under the laws of the British Virgin Islands and wholly-owned subsidiary of the Debtor (“Issuer”), whether now owned or hereafter acquired by Debtor (together with any distributions, including without limitation liquidating distributions, equity holder distributions, preemptive rights to acquire additional Equity Interests, distributions paid in cash or securities, or other properties to which Debtor hereafter may be entitled to receive on account of such Equity Interests), which Equity Interests presently constitute 100 ordinary shares in Issuer.  The security interest secures the Secured Obligations described in the Pledge Agreement to Secured Party, for the benefit of itself and the Investors.

Until notified otherwise in writing by Secured Party, following the occurrence and during the continuance of an Event of Default (as defined in the Pledge Agreement), you agree to follow directions of Secured Party regarding the Equity Interests and you hereby are directed to deliver after the date hereof any non-cash distributions and any and all other certificates, warrants or other property (other than cash) in which Secured Party has been granted a security interest as described above, directly to Secured Party at:

Sydson Oil & Gas Investments, LLC
4600 Post Oak Place, Suite 306
[__]

Following the occurrence and during the continuance of an Event of Default, you are also directed to deliver all dividends, distributions and other property in the form of cash or other immediately available funds directly to Secured Party at the above noted address or if by wire transfer:

Sydson Oil & Gas Investments, LLC
[__]

By their signatures on this letter, each of Debtor and Issuer agrees that, following the occurrence and during the continuance of an Event of Default, (a) Secured Party may exercise the voting rights related to the Equity Interests in accordance with the terms of the Pledge Agreement and (b) Issuer shall not challenge, dispute or take any action to prevent Secured Party’s exercise of the voting rights provided for in the Pledge Agreement so long as those rights are exercised in accordance with the terms of the Pledge Agreement, and each of Debtor and Issuer hereby (x) consents to the assignment of all or any portion of the Equity Interests to Secured Party or any of its designees in connection with any foreclosure or any transaction(s) entered into in lieu of or in connection with a foreclosure in accordance with the Pledge Agreement, (y) consents to the admission of Secured Party or any of its designees as equity owners of Issuer without the taking of any further action by Issuer, Debtor, Secured Party or any of their designees, all notwithstanding any provision or requirement to the contrary in any of Issuer’s governing documents, to permit Secured Party and its designees to exercise its rights under the Pledge Agreement and (z) waives its rights, to the extent it has any, under their governing documents to the extent such rights conflict with the provisions of and rights granted to Secured Party herein or in the Pledge Agreement to permit Secured Party to exercise its rights under the Pledge Agreement.

Yours very truly,

SYDSON OIL & GAS INVESTMENTS, LLC,
as Administrative Agent and Secured Party

By:
Michael J. Mayell
Manager

DEBTOR:

GULF UNITED ENERGY, INC., a Nevada corporation

By:_______________________________
John B. Connally III
Chief Executive Officer

Acknowledged and agreed to as of the day and the year first written above.

ISSUER:

GULF UNITED ENERGY DE CUENCA TRUJILLO  LTD.

By:
John B. Connally III
Attorney-in-Fact